Blend Announces First Quarter 2024 Financial Results
Meets Revenue Guidance and Outperforms Operating Loss Target in First Quarter 2024

May 8, 2024

SAN FRANCISCO -- Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced its first quarter 2024 financial results.

“Blend continued to grow our customer base and product suite in the first quarter. We welcomed new customers, executed large-scale deployments, including two of the top 10 credit unions in the U.S.*, and grew our pipeline, which now includes two more of the largest financial institutions in the country.

We also added core functionality to our platform, improving key aspects of the mortgage process with an automated Loan Estimate and an updated Spanish language intake form with additional capabilities, as well as offering more deposit account funding methods to drive additional deposits to our customers, and expanding further the ability to verify income in real time.

Lastly, we solidified our future growth plans by adding a $150 million investment from Haveli Investments to our balance sheet. Blend is now debt-free and just achieved our best ever free cash flow and operating income quarter as a public company, despite continued high interest rates in the mortgage industry.

All of these things together have set us up for success in the future, in particular our continued expansion as well as our profitability goals,” said Nima Ghamsari, Head of Blend.

*based on total assets
Recent Business Highlights
•Establishing a Strategic Partnership with Haveli Investments: Received a $150 million investment in the form of convertible preferred equity from Haveli Investments, marking the beginning of a new chapter for Blend and the establishment of a long-term partnership that we expect to enhance our product and technology initiatives, go-to-market objectives and operational framework. In connection with the investment, Brian Sheth, Haveli’s Chief Investment Officer, has joined Blend’s board of directors.
•Recapitalizing our Balance Sheet By Paying Down The Full Balance of Our Term Loan: Used the proceeds of Haveli’s investment to pay down the balance of our outstanding debt under our term loan. By retiring our term loan, we immediately eliminated the interest and servicing costs associated with such debt in an effort to expedite our path to non-GAAP operating profitability and positive cash generation.
•Improving Unlevered Free Cash Flow And Operating Loss: Blend GAAP net operating loss once again decreased significantly in the quarter compared to the same period last year. Blend significantly improved its cash burn, resulting in unlevered free cash flow for the quarter of $(1.3) million compared to $(14.4) million in the previous quarter and $(40.0) million in the comparative quarter in the prior year. The company is still on track to achieve non-GAAP profitability within the year.
•Growing our Software Platform: Made significant progress on important customer deployments, including going live with Michigan Schools and Government Credit Union, who in the first quarter selected Blend to automate their entire origination process with instant verifications across assets, income, and employment, in under four weeks. Additionally, we signed a new seven-figure contract with another credit union in May to help them streamline their deposit account opening experience.
First Quarter 2024 Financial Highlights
Revenue

•Total company revenue in 1Q24 was $34.9 million, composed of Blend Platform segment revenue of $23.8 million and Title segment revenue of $11.1 million.
•Within the Blend Platform segment, Mortgage Suite revenue decreased by 15% year-over-year to $15.1 million.
•Consumer Banking Suite revenue totaled $6.7 million in 1Q24, an increase of 29% as compared to the prior-year period.
•Professional services revenue increased 21% year-over-year to $2.1 million.

Gross Margin & Profitability

•Blend GAAP gross profit margin was approximately 52%, up from 42% in 1Q23. Blend non-GAAP gross profit margin was approximately 52%, up from 44% in 1Q23.
•GAAP Blend Platform segment gross profit was $16.0 million in 1Q24, down from $16.1 million in 1Q23. Non-GAAP Blend Platform segment gross profit was $16.2 million in 1Q24, down from $16.4 million in 1Q23.
•GAAP and non-GAAP Software platform gross margins were 76% in 1Q24, up compared to 75% on a GAAP and non-GAAP basis in 1Q23.
•GAAP loss from operations was $21.2 million, compared to $61.4 million in 1Q23. Non-GAAP loss from operations was $11.2 million, compared to $30.7 million in 1Q23.
•GAAP net loss per share attributable to common stockholders was $0.09 compared to $0.28 in 1Q23. Non-GAAP consolidated net loss per share was $0.06 compared to $0.15 in 1Q23.

Liquidity, Cash, & Capital Resources

•As of March 31, 2024, Blend has cash, cash equivalents, and marketable securities, including restricted cash, totaling $135.3 million with total debt outstanding of $140.0 million in the form of the Company’s term loan, which was repaid in full in April upon the investment from Haveli.
•Blend cash used in operating activities was $3.9 million in 1Q24, compared to $46.7 million in 1Q23. Free cash flow was $(5.8) million in 1Q24, compared to $(47.0) million in 1Q23. Unlevered Free cash flow was $(1.3) million in 1Q24, compared to $(40.0) in 1Q23.
Second Quarter 2024 Outlook
Blend is providing guidance for the second quarter of 2024 as follows:

$ in millions
Q2 2024 Guidance
Blend Platform Segment Revenue	$27.0 – $30.0
Title Revenue	$10.5 – $11.5
Blend Labs, Inc. Consolidated Revenue	$37.5 – $41.5

Non-GAAP Net Operating Loss	($10.5) – ($7.5)

Blend’s 2Q24 guidance reflects an internally estimated 935,000 - 1,025,000 U.S. aggregate industry mortgage originations in 2Q24.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Loss outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Wednesday, May 8, 2024 at 4:30 pm ET, Blend will host a live discussion of its first quarter 2024 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Second Quarter 2024 Outlook” section above; Blend’s investment from Haveli and expectations regarding the impact and benefits of such investment; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities and plans for future operations and competitive position; Blend’s partnerships and expectations related to such partnerships on Blend’s products and business; Blend’s products, pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their position in the market; Blend’s cost reduction efforts and ability to achieve profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; risks related to the investment from Haveli, including the governance rights of Haveli and potential dilution as a result of the investment; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross profit margin, non-GAAP software platform gross profit and gross margin, non-GAAP Blend Platform segment gross profit and gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net operating loss, and non-GAAP consolidated net loss per share. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation. We exclude stock-based compensation, which is a non-cash expense, from our non-GAAP financial measures because we believe that excluding this cost provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Restructuring costs. We exclude restructuring costs as these costs primarily include employee severance, executive transition costs and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Transaction-related costs. We exclude costs related to mergers and acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Gains related to carrying value adjustments of non-marketable equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

In addition, our non-GAAP financial measures include measures related to our liquidity, such as free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow before cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow, free cash flow margin and unlevered free cash flow provide useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. However, given our debt service obligations and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenditures. In April 2024, we repaid in full all amounts outstanding and payable under our debt obligations and therefore eliminated any debt service obligations.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

About Blend
Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$84,521	$30,962
Marketable securities and other investments	43,504	105,960
Trade and other receivables, net of allowance for credit losses of $128 and $149, respectively	18,179	18,345
Prepaid expenses and other current assets	13,321	14,569
Total current assets	159,525	169,836
Property and equipment, net	5,984	3,945
Operating lease right-of-use assets	8,358	8,565
Intangible assets, net	2,103	2,108
Deferred contract costs	2,197	2,453
Restricted cash, non-current	7,294	7,291
Other non-current assets	16,299	11,867
Total assets	$201,760	$206,065
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,898	$2,170
Deferred revenue	21,540	8,984
Accrued compensation	5,186	5,562
Other current liabilities	13,935	14,858
Total current liabilities	42,559	31,574
Operating lease liabilities, non-current	6,398	6,982
Other non-current liabilities	2,056	2,228
Debt, non-current, net	138,854	138,334
Total liabilities	189,867	179,118
Commitments and contingencies
Redeemable noncontrolling interest	47,656	46,190
Stockholders’ equity:
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class A, Class B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized; 252,319 (Class A 242,769, Class B 9,550, Class C 0) and 249,910 (Class A 240,262, Class B 9,648, Class C 0) shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	1,326,187	1,321,944
Accumulated other comprehensive loss	346	441
Accumulated deficit	(1,362,298)	(1,341,630)
Total stockholders’ equity	(35,763)	(19,243)
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$201,760	$206,065

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue
Software platform	$21,736	$22,970
Professional services	2,104	1,734
Title	11,107	12,632
Total revenue	34,947	37,336
Cost of revenue
Software platform	5,175	5,803
Professional services	2,623	2,806
Title	9,008	12,874
Total cost of revenue	16,806	21,483
Gross profit	18,141	15,853
Operating expenses:
Research and development	14,183	26,257
Sales and marketing	10,215	17,568
General and administrative	13,935	20,681
Restructuring	983	12,783
Total operating expenses	39,316	77,289
Loss from operations	(21,175)	(61,436)
Interest expense	(5,099)	(7,569)
Other income (expense), net	5,653	2,882
Loss before income taxes	(20,621)	(66,123)
Income tax expense	(42)	(71)
Net loss	(20,663)	(66,194)
Less: Net (income) loss attributable to noncontrolling interest	(5)	777
Net loss attributable to Blend Labs, Inc.	(20,668)	(65,417)
Less: Accretion of redeemable noncontrolling interest to redemption value	(1,461)	(2,056)
Net loss attributable to Blend Labs, Inc. common stockholders	$(22,129)	$(67,473)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.09)	$(0.28)
Weighted average shares used in calculating net loss per share:
Basic and diluted	250,932	241,444

Comprehensive loss:
Net loss	$(20,663)	$(66,194)
Unrealized (loss) gain on marketable securities	(104)	821
Foreign currency translation gain (loss)	9	(18)
Comprehensive loss	(20,758)	(65,391)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(5)	777
Comprehensive loss attributable to Blend Labs, Inc.	$(20,763)	$(64,614)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(20,663)	$(66,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	8,071	16,392
Depreciation and amortization	564	630
Amortization of deferred contract costs	266	984
Amortization of debt discount and issuance costs	520	730
Amortization of operating lease right-of-use assets	861	806
Gain on investment in equity securities	(4,417)	—
Other	(234)	(1,347)
Changes in operating assets and liabilities:
Trade and other receivables	182	2,900
Prepaid expenses and other assets, current and non-current	967	(4,969)
Deferred contract costs, non-current	256	217
Accounts payable	(272)	672
Deferred revenue	12,556	4,351
Accrued compensation	(376)	976
Operating lease liabilities	(1,050)	(1,003)
Other liabilities, current and non-current	(1,099)	(1,798)
Net cash used in operating activities	(3,868)	(46,653)
Investing activities
Purchases of marketable securities	(48,312)	(186,206)
Sale of available-for-sale securities	100,297	—
Maturities of marketable securities	10,600	157,570
Additions to property, equipment, internal-use software development costs and intangible assets	(1,964)	(304)
Net cash provided by (used in) investing activities	60,621	(28,940)
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	619	21
Taxes paid related to net share settlement of equity awards	(3,806)	(2,440)
Net cash used in financing activities	(3,187)	(2,419)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(4)	8
Net increase (decrease) in cash, cash equivalents, and restricted cash	53,562	(78,004)
Cash, cash equivalents, and restricted cash at beginning of period	38,253	129,557
Cash, cash equivalents, and restricted cash at end of period	$91,815	$51,553
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets:
Cash and cash equivalents	$84,521	$46,195
Restricted cash	7,294	5,358
Total cash, cash equivalents, and restricted cash	$91,815	$51,553
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$9	$101
Cash paid for interest	$4,529	$6,911
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$184	$758
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$654	$327
Accretion of redeemable noncontrolling interest to redemption value	$1,461	$2,056
Stock-based compensation included in capitalized internal-use software development costs	$636	$—

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024		2023
Blend Platform:					YoY change
Mortgage Suite	$15,078	63%	$17,795	72%	(15)%
Consumer Banking Suite	6,658	28%	5,175	21%	29%
Total software platform	21,736	91%	22,970	93%	(5)%
Professional services	2,104	9%	1,734	7%	21%
Total Blend Platform	23,840	100%	24,704	100%	(3)%
Title	11,107		12,632		(12)%
Total revenue	$34,947		$37,336		(6)%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2024
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$16,561	76%	$4	$16,565	76%
Professional services	(519)	(25)%	135	(384)	(18)%
Total Blend Platform	16,042	67%	139	16,181	68%
Title	2,099	19%	15	2,114	19%
Total	$18,141	52%	$154	$18,295	52%

	Three Months Ended March 31, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$17,167	75%	$13	$17,180	75%
Professional services	(1,072)	(62)%	340	(732)	(42)%
Total Blend Platform	16,095	65%	353	16,448	67%
Title	(242)	(2)%	135	(107)	(1)%
Total	$15,853	42%	$488	$16,341	44%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)

	Three Months Ended March 31,
	2024	2023
GAAP operating expenses	$39,316	$77,289
Non-GAAP adjustments:
Stock-based compensation(1)	7,917	15,904
Compensation realignment costs(2)	901	1,096
Restructuring(3)	983	12,783
Transaction-related costs(4)	—	438
Non-GAAP operating expenses	$29,515	$47,068

GAAP loss from operations	$(21,175)	$(61,436)
Non-GAAP adjustments:
Stock-based compensation(1)	8,071	16,392
Compensation realignment costs(2)	901	1,096
Restructuring(3)	983	12,783
Transaction-related costs(4)	—	438
Non-GAAP loss from operations	$(11,220)	$(30,727)

GAAP net loss	$(20,663)	$(66,194)
Non-GAAP adjustments:
Stock-based compensation(1)	8,071	16,392
Compensation realignment costs(2)	901	1,096
Restructuring(3)	983	12,783
Transaction-related costs(4)	—	438
Gain on investment in equity securities(5)	(4,417)	—
Foreign currency gains and losses(6)	(7)	(134)
Non-GAAP net loss	$(15,132)	$(35,619)

	Three Months Ended March 31,
	2024	2023
GAAP basic net loss per share	$(0.09)	$(0.28)
Non-GAAP adjustments:
Net loss attributable to noncontrolling interest(7)	—	—
Accretion of redeemable noncontrolling interest to redemption value(7)	0.01	0.01
Stock-based compensation(1)	0.04	0.07
Compensation realignment costs(2)	—	—
Restructuring(3)	—	0.05
Transaction-related costs(4)	—	—
Gain on investment in equity securities(5)	(0.02)	—
Foreign currency gains and losses(6)	—	—
Non-GAAP basic net loss per share	$(0.06)	$(0.15)

	Three Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(3,868)	$(46,653)
Additions to property, equipment, internal-use software and intangible assets	(1,964)	(304)
Free cash flow	(5,832)	(46,957)
Cash paid for interest	4,529	6,911
Unlevered free cash flow	$(1,303)	$(40,046)

Revenue	$34,947	$37,336
Free cash flow margin	(17)%	(126)%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended March 31,
Stock-based compensation by function:	2024	2023
Cost of revenue	$154	$488
Research and development *	3,352	8,131
Sales and marketing	978	2,783
General and administrative	3,587	4,990
Total	$8,071	$16,392

* Net of $0.6 million of additions to capitalized internal-use software development costs for the quarter ended March 31, 2024 and none for the quarter ended March 31, 2023.
(2) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.
(3) The restructuring charges relate to our workforce reduction plans executed as part of our broader efforts to improve cost efficiency and better align our operating structure with our business activities.

(4) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(5) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.
(6) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(7) Net loss attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.

Contacts:

Investor Relations
Bryan Michaleski
ir@blend.com

Media
press@blend.com